Exhibit 10.18

                      MANAGEMENT AGREEMENT

     Agreement, dated as of November _, 2004 (this "Agreement"), between DCI Management, LLC, a limited liability company formed under the laws of the State of New York ("Manager"), and Direct Capital Investments, Ltd., a publicly-traded Israeli limited liability company ("DCI").

                            RECITALS

     WHEREAS, the principals of Manager have expertise in the management of both public and private companies, including without limitation, possessing knowledge and connections in capital financing transactions, mergers and acquisitions and the development and management of real estate assets and high-tech companies; and

     WHEREAS, DCI wishes to assure itself of the services of Manager, and Manager is willing to provide its services to DCI for the period and under the terms and conditions hereinafter provided.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                            ARTICLE I

MANAGEMENT; CO-INVESTMENT RIGHTS; RIGHTS OF FIRST REFUSAL; BOARD
                         REPRESENTATION

     Section 1.1 Management. DCI agrees to and does hereby engage Manager, and Manager agrees to and does hereby accept, engagement by DCI in connection with the management of the operation of the business and affairs of DCI, for the period commencing on the date hereof and ending on December, 2007 (the "Term").

     Section 1.2 Services. Manager shall render to DCI the services described below, with respect to which Manager shall apply its best efforts and devote such time as shall be reasonably necessary to perform its duties hereunder and advance the interests of DCI.

     The services to be rendered by Manager to DCI shall be made with the objective of enhancing the value of DCI, including:

          1.   Bringing to its attention potential or actual opportunities.

          2. Alerting DCI to new or emerging companies, products or other business opportunities which could be acquired.

          3. Identifying prospective suitable merger or acquisition partners for DCI, performing appropriate diligence investigations with respect thereto, advising DCI with respect to the desirability of pursuing such prospects, and assisting DCI in any negotiations which may ensue therefrom.

          4. Evaluating business strategies and recommending changes where appropriate.

     The services to be rendered by Manager to DCI shall under no circumstances include (a) any activities which could be deemed by the Securities and Exchange Commission (the "SEC") to constitute investment banking or any other activities which would require Manager to register as a broker-dealer under the Securities Exchange Act of 1934, (b) any activities which could be deemed by the SEC to be in connection with the offer or sale of securities in a capital-raising transaction or (c) any activities which directly or indirectly promote or maintain a market for DCI's securities.

       Section  1.3     Capital  Investments.   If  DCI  receives
capital, whether through the issuance of debt, equity, bank loan or otherwise, Manager shall advise the Board of DCI as to where and how the proceeds shall be utilized.

   Section 1.4Right to Co-Invest. DCI hereby grants to Manager the right to co-invest in DCI or in any subsidiary of DCI upon the same terms and conditions offered to any third party investing in DCI. Upon the investment by any third party, DCI shall send notice to Manager of the terms and conditions of the potential investment, and Manager shall have six months from the consummation of such investment to invest up to 25% of the amount of funds invested in DCI or its subsidiary on the same pricing and other terms as the investment.

   Section 1.5Right of First Refusal. The Manager hereby agrees that all business transactions proposed to be undertaken by the Manager shall be offered to DCI. DCI shall have ten (10) days to agree that it will exercise this right of first refusal.

   Section 1.6Board Nominees. At all times during the Term, DCI shall cause two nominees designated by the Manager to serve as directors on the Board of Directors of DCI.


                           ARTICLE II

                          COMPENSATION

     Section 2.1 Management Monthly Fee. In consideration for the services provided by Manager to DCI hereunder, DCI shall pay Manager a Monthly Management Fee on the first business day of each month during the Term. The Monthly Management Fee shall be 3% of the sum of (a) the net asset value ("NAV") of DCI and (b) all monies invested in DCI or its subsidiaries or investments, provided that if monies raised are invested in DCI or its subsidiaries or investments it shall be counted in the NAV. All computations of NAV shall include all direct and indirect investments and subsidiaries of DCI. Furthermore, the Monthly
Management Fee shall not include any costs of DCI or its subsidiaries or investments incurred by the Manager on behalf of DCI and its subsidiaries or investments. Any costs incurred by Manager on behalf of DCI in excess of $15,000 annually shall be submitted to the Board of Directors of DCI for prior approval.

     The NAV of DCI shall be calculated on a monthly basis as follows: (i) if the asset is a public company, including without limitation, DCI itself, then the value shall be the greater of
(y) based on the weighted average of the closing price of the stock of said company for the previous 30-day period and (z) the book value of the asset attributed and (ii) if the asset or investment is a private company, then the value shall be the book value of the asset attributed to DCI determined by the last round of financing for said asset.

     Section 2.2 Sign-On Option. As added incentive for the execution and delivery of this Agreement and to provide additional compensation for the services provided by Manager to DCI, DCI hereby grants Manager an option (the "Option") to purchase 125,000 of ordinary shares of DCI per each 12-month period of the Term. The Manager shall have the right to purchase 125,000 shares on each of the first, second and third anniversary of the date hereof. The exercise price per ordinary share of DCI shall be based on $1 per share.

     If during the Term DCI issues shares which does not result in an increase in the NAV of DCI, the Option shall be increased so that the Manager receives the same equity percentage in DCI which 125,000 shares is equal to on the date hereof. For example, if DCI issues 100,000 shares to its officers for services provided (i.e., without cash consideration), the Option shall be for 225,000 shares.

     Section 2.3 Bonus Option. As a bonus for the services to be provided by Manager to DCI, DCI hereby grants Manager an additional option (the "Bonus Option") to purchase the increase in the NAV of DCI annually. The Bonus Option shall vest and be exercisable at the end of each 12-month period of the Term. The exercise price of the Bonus Option shall be $1 per share, and the amount of shares subject to the Bonus Option each year shall be 15% of the difference between the NAV of DCI for each 12-month period thereof. For example, if the NAV of DCI on the date hereof is $4 million and the NAV of DCI on the 12 month anniversary of the date hereof is $10 milllion, then the Manager shall have the right to purchase 900,000 (15% times $6 million) shares at $1 per share.

     Section 2.4 Precondition. A condition precedent to DCI's obligation to pay any of the compensations to Manager as set forth above shall be that the Manager must secure a $5 million standby equity distribution agreement acceptable to the Board of Directors of DCI. DCI acknowledges that said condition has been met as of the date hereof.

                           ARTICLE III

         REPRESENTATIONS AND WARRANTIES; CONFIDENTIALITY

     Section 3.1 Organization and Standing. Each of the undersigned has been duly incorporated and is validly existing and in good standing under the laws of its respective state of incorporation and has the requisite corporate power and authority necessary to own its properties and to conduct its business as presently conducted, to deliver this Agreement and any other agreements required to be executed in connection with its performance under this Agreement and to carry out the provisions hereof.

     Section 3.2 Authority for Agreement. The execution and delivery by each of the undersigned of this Agreement, and the performance by each of the undersigned of its respective obligations hereunder, have been duly and validly authorized by all requisite individual and/or corporate action on the part of Manager and DCI, respectively, including without limitation, DCI's good faith efforts to obtain the approval of the DCI shareholders and any other necessary parties. In the event DCI does not approve of this Agreement, this Agreement shall be cancelled and neither party shall have any obligation or responsibility to the other. This Agreement, when executed and delivered, will be legally valid and binding obligations of each of the undersigned, enforceable against it, respectively, in accordance with their terms. The execution and delivery of this Agreement by each of the undersigned and the performance of their respective obligations there under do not, as of the date hereof,
(i) conflict with or violate the provisions of its respective formation documentation, (ii) require any filing with, or any permit, authorization, consent or approval of, any governmental entity, (iii) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, lien, encumbrance or other arrangement to which the undersigned is a party or by which it is bound or to which its respective assets are subject, or (iv) violate or contravene any applicable statute, rule or regulation applicable to it or any order, writ, judgment, injunction, decree, determination or award.

     Section 3.3 Option. DCI represents and warrants that it shall at all times reserve and maintain a sufficient number of ordinary shares with respect to the exercise of the Option and Bonus Option, and upon issuance of the ordinary shares pursuant to the Option and Bonus Option in accordance with the terms and provisions hereof, such shares shall be duly authorized, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof. At all times that the Option and Bonus Option can be exercised by Manager, DCI will have authorized and reserved 100% of the number of ordinary shares needed to provide for the exercise of the Option and the Bonus Option. DCI will not, by amendment of its memorandum of association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times assist in the carrying out of all the provisions of this Agreement and in the taking of all such action as may required or requested by Manager in order to protect the rights of Manager, consistent with the tenor and purpose of the Option and Bonus Option. DCI will take all actions as may be necessary or appropriate in order that DCI will it may validly and legally issue fully paid and nonassessable shares of ordinary stock to Manager upon the exercise of the Option and the Bonus Option.

     Section 3.4 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental entity or regulatory body is required on the part of any party in connection with the execution and delivery of this Agreement, or any of the other transactions to be consummated as contemplated by this Agreement.

     Section 3.5 Confidentiality. Each of the undersigned shall retain in strict confidence, and shall not use for any purpose whatsoever, or divulge, disseminate or disclose to any third party (other than as may be required by law) all proprietary or confidential information received from any of the other parties hereto, including, without limitation, financial information, development plans, distribution methods and channels, pricing information, business methods, management information systems and software, customer lists, leads, solicitations and contacts, know-how, show-how, inventions, improvements, specifications, trade secrets, agreements, research and development, business plans and marketing plans thereof, whether or not any of the foregoing are copyrightable or patentable. The parties recognize and acknowledge that in the event of a breach or threatened breach or default by one or more of the parties hereto of the terms and conditions of this Agreement, including without limitation, the covenants contained in this section of this Agreement, the damages to the remaining parties to this Agreement, or any one or more of them, may be impossible to ascertain and such parties will not have an adequate remedy at law. In the event of any such breach or threatened breach or default in the performance of the terms and provisions of this Agreement, any aggrieved party or parties shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, without the necessity to post a bond or prove special damages, to enforce the specific performance of the terms and conditions of this Agreement, to enjoin further violations of the provisions of this Agreement and/or to obtain damages. Such remedies shall however be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or at law.

     Section 3.6 Non-Circumvent. DCI acknowledges that Manager will introduce DCI to certain of its contacts
(collectively, "Contacts") for the purpose of engaging in a transaction with or for the benefit of DCI. DCI agrees that without the prior written consent of Manager, it shall not directly or indirectly conduct any business discussions with any Contact or any representative thereof or any person or entity introduced to DCI or any of its officers, directors, employees, stockholders, agents or representatives by a Contact or any of its representatives. In addition, once discussions have been held, DCI shall not attempt to circumvent or negotiate directly or indirectly with a Contact for the purpose of excluding Manager.

                           ARTICLE IV

                          MISCELLANEOUS

     Section 4.1 Termination. DCI shall have the right to terminate this Agreement and the services of the Manager prior to the expiration of the Term. If DCI terminates this Agreement prior to the first full 12-month period of the Term, the termination shall not affect or in any way impair any of the rights of the Manager to receive its compensation to which it is entitled for such period - specifically, (i) it shall receive the Monthly Management Fee for the full 12-month period, (ii) it shall have the right, on each anniversary of the date hereof, to exercise the Option to purchase the shares of stock as provided in Section 2.2 above and (ii) on each anniversary of the date hereof during the Term, the Manager shall have the right to exercise the Bonus Option as provided in Section 2.3 above.

     Section 4.2 Amendments, Waivers and Consents. Any provision in the Agreement to the contrary notwithstanding, and except as hereinafter provided, changes in, termination or amendments of or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if all the parties hereto consent thereto in writing. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

    Section 4.3Addresses for Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed, e-mailed or delivered to each applicable party at the address set forth below their name on the signature page or at such other address as to which such party may inform the other parties in writing in compliance with the terms of this Article. All such notices, requests, demands and other communications shall be considered to be effective when delivered.

    Section 4.4Effectiveness; Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

    Section  4.5    Prior Agreements.  This Agreement constitutes
the  entire agreement among the parties and supersedes any  prior
understandings  or  agreements  concerning  the  subject   matter
hereof.

    Section 4.6 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained therein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of such Agreement and such invalid, illegal or unenforceable provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible. Notwithstanding anything to the contrary, to the extent that such reformation or construction of the invalid, illegal or unenforceable provision shall adversely affect one or more but not all of the parties, the parties not so adversely affected shall fairly compensate such adversely affected party.

    Section 4.7 Governing Law; Venue. This Agreement shall be enforced, governed and construed in accordance with the laws the State of Israel without giving effect to choice of laws principles or conflict of laws provisions. Any dispute arising out of this Agreement shall first be submitted to arbitration before a single arbitrator sitting in Tel Aviv, Israel, said arbitration to be conducted in accordance with the commercial rules of the Israeli arbitration association. Judgment may be entered upon the finding of the arbitrator in any court of competent jurisdiction. The arbitrator shall render his or her findings and award within 30 days of the completion of the hearing. The award shall be in writing and shall state the reasons for the award. The arbitrator may award costs and expenses at his or her discretion. Each of the undersigned hereby waives, and agrees not to assert against the other parties, or any successor assignee thereof, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding,
(i) any claim that the undersigned is not personally subject to the jurisdiction of the arbitrator, and (ii) to the extent permitted by applicable law, any claim that such suit, action or proceeding is brought in an inconvenient forum or that the venue of any such suit, action or proceeding is improper or that this Agreement may not be enforced in or by such courts

    Section 4.8 Headings. Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

    Section 4.9 Survival of Representations and Warranties. All representations and warranties made in the Agreement or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof.

    Section 4.10 Counterparts. This Agreement may be executed in any number of counterparts and by facsimile, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

    Section 4.11 Further Assurances. From and after the date of this Agreement, upon the reasonable request of the other party, each of the parties shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.


     IN WITNESS WHEREOF, the parties hereto have caused this Management Agreement to be executed as of the date first above written.


                                   DCI MANAGEMENT, LLC

                                   By: /s/ David Yerushalmi
                                   Name:  David Yerushalmi, for
                              PEM, LLC
                                   Title:    Managing Member

                                   By: /s/_Adam Ofek
                                   Name:  Adam Ofek, for A&C
                                   Capital USA, Inc.
                                   Title: President


                                   DIRECT CAPITAL INVESTMENTS,
                                   LTD.



                                   By: /s/ Micha Vigderhouse
                                       Name: Micha Vigderhouse
                                       Title: Chief Executive
                                   Officer